COMMERCIAL FEDERAL CORPORATION
                  COMPUTATION OF EARNINGS PER SHARE
                            (UNAUDITED)

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__________________________________________________________________________________________
COMPUTATION OF INCOME PER BASIC AND DILUTED SHARES:
__________________________________________________________________________________________
                                         Three Months Ended         Six Months Ended
                                            December 31,             December 31,
                                         ---------------------    --------------------
                                           1997        1996        1997        1996
__________________________________________________________________________________________
Income before extraordinary items       $17,759,389  $15,490,003  $34,867,688 $11,440,076
Extraordinary items, net of tax benefit          --     (583,312)          --    (583,312)
                                        -----------  -----------  ----------- -----------
Net income                              $17,759,389  $14,906,691  $34,867,688 $10,856,764
                                        ===========  ===========  =========== ===========
__________________________________________________________________________________________
BASIC EARNINGS PER SHARE:
------------------------

Weighted average number of common shares
  outstanding used in basic earnings
  per share calculation                 32,451,886    32,203,504   32,404,454  32,467,709
                                        ===========  ===========  =========== ===========

Income before extraordinary items       $      .55   $       .48  $      1.08 $       .35
Extraordinary items, net of tax benefit         --          (.02)          --        (.02)
                                        -----------  -----------  ----------- -----------
Net income                              $      .55   $       .46  $      1.08 $       .33
                                        ===========  ===========  =========== ===========
__________________________________________________________________________________________

DILUTED EARNINGS PER SHARE:
--------------------------

Weighted average number of common shares
  outstanding used in basic earnings
  per share calculation                 32,451,886    32,203,504   32,404,454  32,467,709
Add assumed exercise of outstanding
  stock options as adjustments for
  dilutive securities                      546,908       493,392      565,657     466,111
                                        -----------  -----------  ----------- -----------
Weighted average number of common shares
  outstanding used in diluted earnings
  per share calculation                 32,998,794    32,696,896   32,970,111  32,933,820
                                         ===========  ===========  =========== ===========

Income before extraordinary items       $      .54   $       .48  $      1.06 $       .35
Extraordinary items, net of tax benefit         --          (.02)          --        (.02)
                                        -----------  -----------  ----------- -----------
Net income                              $      .54   $       .46  $      1.06 $       .33
                                        ===========  ===========  =========== ===========

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